Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333‑257510 on Form S-3 and registration statement Nos. 333-181227, 333-256254, 333-260648, and 333-266985 on Form S-8 of our reports dated February 22, 2023, with respect to the consolidated financial statements and financial statement schedule III of Realty Income Corporation and the effectiveness of internal control over financial reporting.

(signed) KPMG LLP

San Diego, California
February 22, 2023